UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014 (February 18, 2014)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1400, West Palm Beach, Florida 33401

(Address of Principal Executive Offices) (Zip Code)

(561) 410-7000

(Registrant’s telephone number, including area code)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Intrexon Corporation (the “Company”) recently completed a review of compensation for non-employee directors. In undertaking this review, the Committee’s primary objectives were to confirm that the non-employee director compensation program continued to align business and shareholder interests and to identify and respond to changes in director compensation in light of the competitive environment. Based on this review, on February 18, 2014, the Committee adopted and recommended to the Board that it ratify an updated non-employee director compensation policy, which updated policy was subsequently ratified by the Board.

The updated non-employee director policy, effective immediately following the Committee meeting, increases the annual cash retainer to each non-employee director to $60,000 and eliminates per meeting fees. Each board committee chair receives $10,000 annually and members of a board committee receive $5,000 annually instead of per meeting fees. Non-employee directors will receive reimbursement for reasonable expenses incurred in attending Board and committee meetings. Non-employee directors have the option in lieu of cash to receive payments in shares of common stock (valued at the fair market value at the time of issuance). Any newly appointed non-employee director will receive, upon appointment, a one-time grant of options to purchase 40,000 shares of common stock (with an exercise price equal to the fair market value on the date of grant) with one-fourth of such options vesting each year on the anniversary of appointment to the Board, subject to continued Board service. All non-employee directors are entitled to an annual grant of options to purchase 15,000 shares of common stock (with an exercise price equal to the fair market value on the date of grant), which options vest upon grant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2014, the Committee took the following actions:

2013 Bonus Payments

As previously disclosed, the Committee may, at its discretion, award bonuses to the executive officers from time to time. For 2013, the Committee established bonus targets for the executive officers and evaluated their performance based on the achievement of goals and objectives by each individual employee. Based on a review of the achievement of these goals and objectives, including the Company’s successful initial public offering in August 2013 and other considerations, management proposed bonus awards to the Committee for a number of executive officers. These bonuses were subsequently approved by the Committee on February 18, 2014, including a bonus for Robert F. Walsh, a named executive officer, in the amount of $150,000. The Company’s other named executive officers were not eligible to receive bonus payments. As previously disclosed, the Company did not compensate Mr. Kirk for his services during 2013 and he declined to be considered for an annual bonus award for 2013. Pursuant to the terms of his employment, Dr. Samuel Broder was not eligible for an incentive compensation award in 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2014

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

3